Exhibit 10.2

PERFORMANCE EQUITY GRANT AGREEMENT

This Performance Equity Grant Agreement (this “Agreement”), dated as of the date shown on the signature page attached hereto, is made and entered into effective between FelCor Lodging Trust Incorporated, a Maryland corporation (the “Company”), and the undersigned executive officer of the Company (“Grantee”).

W I T N E S S E T H:

WHEREAS, the Compensation Committee and Board of Directors of the Company has adopted the FelCor Lodging Trust Incorporated 2005 Restricted Stock and Stock Option Plan (as amended, supplemented, modified, superseded or replaced through the date hereof, the “Plan”); and

WHEREAS, the stockholders of the Company have approved the Plan; and

WHEREAS, pursuant to the Plan, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has authorized the Company to grant to the Grantee shares of common stock of the Company (“Common Stock”) and certain other consideration on the terms and conditions herein set forth.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.    Incorporation of the Plan; Certain Definitions. A copy of the Plan, as amended, is attached hereto and hereby incorporated herein by reference, and all of the terms, conditions and provisions contained therein shall be deemed to be terms, conditions and provisions of this Agreement. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Plan. As used in this Agreement:

“Change in Control” means any transaction or series of related transactions as a consequence of which (i) the Company (x) is not the surviving entity in any merger or consolidation (or survives only as a subsidiary or another entity), (y) sells all or substantially all of its assets to any person or entity (other than a subsidiary of the Company) or (z) is to be dissolved and liquidated or (ii) (x) a person or entity, or persons or entities working in concert, have obtained the ability to elect a majority of the Company's Board of Directors or (y) a majority of the Company's Board of Directors is comprised of directors who were not elected by the Company's stockholders prior to such transaction or series of related transactions.

“Grant Date” means the date of this Agreement.

“Plan” means the Company's 2005 Restricted Stock and Stock Option Plan, as amended, modified, superseded or replaced from time to time.

“Performance” means, for any Performance Period, the Company's TSR relative to the TSR of the other Peer Group, shown as a percentile of the Peer Group.

“Performance Periods” means the periods beginning on January 1 of the calendar year prior to the Grant Date year and ending, as the case may be, on December 31 of the Grant Date year and two successive calendar years1 ; provided, however, that Performance Periods shall end on such other dates as otherwise contemplated by this Agreement, any other agreement between Grantee and the Company or any applicable Company policy, including without limitation, ending early (if not already ended) to the extent the Vesting Date period is truncated by operation of clause a, b, c or d of the definition of “Vesting Date.”

“Peer Group” means, including the Company, the following real estate and lodging companies with shares of common stock that are publicly-traded, with such substitutions, etc. as the Compensation Committee shall deem appropriate to account for changes in the status of such companies and the selection of alternative peer companies, based on the facts and circumstances at such time: Ashford Hospitality Trust, DiamondRock Hospitality Company, Hersha Hospitality Trust, Hospitality Properties Trust, LaSalle Hotel Properties, RLJ Lodging Trust, Ryman Hospitality Properties, Strategic Hotels & Resorts, Inc., Summit Hotel Properties, Inc. and Sunstone Hotel Investors, Inc.

“Target Grant Amount” means the targeted number of shares of Common Stock to be delivered to Grantee in respect of the Grant as shown on the signature page hereof.

“TSR,” or total stockholder return, means, with respect to a Performance Period, changes in the Company's share price over that Performance Period, plus distributions made during that Performance Period. TSR is measured for any Performance Period using the weighted-average trading price of shares of Common Stock and the common stock of Peer Group companies (x) in connection with a Change in Control, for the five trading days immediately following the first disclosure of the definitive material terms of the transaction; and (y) otherwise, for the 20 trading days immediately preceding the first and last days of the Performance Period.

“Vesting Date” means December 27 of a Vesting Year (or the immediately following business day if December 27 of any Vesting Year is not a business day) or such earlier date upon which the shares and other compensation subject to vesting in accordance with this Agreement, any other agreement between Grantee and the Company or any applicable Company policy are permitted to vest. Notwithstanding the foregoing:

a.	if the status of Grantee as an Employee under the Plan shall terminate as a consequence of Grantee's retirement and Grantee is at least 60 years old at the time of Grantee's retirement,

1 The Committee may set Performance Periods to run concurrently with corresponding Vesting Periods, in which case, Performance Periods begin and end on the same date as the corresponding Vesting Periods.

the Vesting Date shall be Grantee's last day of employment with the Company immediately preceding separation from service on account of retirement. If Grantee is a “specified employee” (within the meaning of Code Section 409A) on the date of his “separation from service” (within the meaning of Code Section 409A), any payments of Vested Shares and Excess Shares that are nonqualified deferred compensation made with respect to such separation from service under this Agreement, will be delayed in order to comply with Code Section 409A(a)(2)(B)(i), and such payments or benefits will be paid or distributed to the Grantee on the earlier of: (i) the expiration of the six-month period measured from the date of Grantee's separation from service on account of retirement, or (ii) the date of Grantee's death. Upon the expiration of the applicable six-month period under Code Section 409A(a)(2)(B)(i), all payments deferred pursuant to this Section a. will be paid to Grantee (or Grantee's surviving spouse, or, if none, Grantee's estate, in the event of Employee's death) in a lump sum payment;

b.
if the status of Grantee as an Employee under the Plan shall terminate by reason of the death of Grantee or the Disability of Grantee, all remaining Vesting Dates shall be deemed to be accelerated to the last business day immediately preceding Grantee's Death or determination of Disability;

c.	in connection with a Change in Control, all remaining Vesting Dates shall be deemed to be accelerated to the last business day immediately preceding such Change in Control; and

d.
to the extent the Company and Grantee are parties to an employment agreement, change in control and severance agreement or similar agreement (each, an “Other Agreement”) that provides for accelerated vesting of equity-based compensation and related benefits, the Vesting Date shall be the earlier of (x) the date provided for in this Agreement without reference to any such Other Agreement and (y) the earliest date provided for in any such Other Agreement.

“Vesting Period” mean the periods beginning on the Grant Date and ending on the relevant Vesting Date.

“Vesting Years” means, as applicable, the second, third and fourth calendar years immediately following the Grant Date year.

2.    Grant.

a.    Vested Shares. As authorized by the Committee, and subject to the terms, conditions and provisions contained in the Plan and this Agreement, the Company hereby grants to the Grantee, as a matter of separate inducement and agreement in connection with his employment, but not in lieu of any salary or other compensation for his services, an Award entitling Grantee to receive a number of shares of Common Stock (or other consideration as contemplated by Section 2.b below) on each Vesting Date. The number of shares of Common Stock (or other consideration as contemplated by Section 2.b below) to be transferred or paid on each Vesting Date will be equal to one-third of the Target Grant Amount multiplied by the designated percentage applicable to FelCor's TSR Performance for the Performance Period most recently ended prior to the Vesting Date. The designated percentage applicable to the Company TSR Performance for such Performance Period will be determined as indicated in the table below (with reference to the Target Grant Amount indicated on the signature page hereof) (“Vested Shares”). The Vested Shares, together with all dividends that would have been distributed by the Company during the Vesting Period with respect to such Vested Shares had they been issued and outstanding throughout the Vesting Period will be transferred or paid on the Vesting Date, but not later than two and one-half months following the end of the Vesting Year during which such Award becomes Vested Shares. Any portion of a Target Grant Amount that fails to vest on the relevant Vesting Date shall be forfeited.

FelCor Rank (Relative to Peer Group)	FelCor Performance (Percentile of Peer Group)	Vested Shares (Relative to Target Grant Amount)
1st	100th	200%
2nd	90th	200%
3rd	80th	175%
4th	70th	150%
5th	60th	125%
6th	50th	100%
7th	40th	50%
8th	30th	25%
9th-11th	Below 30th	0%

b.    Excess Shares. Notwithstanding anything in this Agreement to the contrary, the Award contemplated by this Agreement shall not provide for the issuance or delivery to Grantee, or the receipt thereby, of shares in excess of any limitation on the number of shares that could be granted to Grantee under the Plan or otherwise (“Excess Shares”). In order to comply with such limitation and in lieu of delivering Excess Shares, the Company shall pay to Grantee, and Grantee shall be entitled to receive, on the Vesting Date, a cash payment equal to the fair market value of such Excess Shares, determined exclusively by reference to the closing price as reported by the New York Stock Exchange of shares of the Company's Common Stock for the trading day immediately preceding the Vesting Date, together with all dividends that would have been by the Company during the Vesting Period with respect to such Excess Shares had they been issued and outstanding throughout the Vesting Period.
c.    Change in Control. Notwithstanding anything in this Agreement to the contrary, to the extent that Vested Shares are issuable, or a cash payment in lieu of issuing Excess Shares is due and payable, hereunder in connection with a Change in Control, the number of such Vested Shares and Excess Shares, if any, shall be the greater of (x) the Vested Shares and Excess Shares that would issuable and payable, respectively, based upon the provisions of Sections 2.a and 2.b, with reference to a Performance Period that includes the five trading days immediately following the first disclosure of the definitive material terms of the transaction, and (y) the Target Grant Amount, less any Vested Shares or payments attributable to Excess Shares previously issued or paid.

d.    Dividends. Dividends and other distributions earned (based upon the record date) during the Vesting Period shall accrue when otherwise paid by the Company but shall, in accordance with the Plan, only be paid with respect to the Award contemplated by this Agreement with respect to Vested Shares and Excess Shares upon vesting.
e.    Applicable Payroll Taxes; Withholding. Cash payments made in respect of (x) Excess Shares and (y) accrued dividends and other distributions in respect of Excess Shares shall be made net of applicable income, employment and other required tax withholding (“Payroll Tax”). In connection with the issuance of Vested Shares, for purposes of satisfying applicable Payroll Tax withholding requirements, the Company shall withhold that number of Vested Shares equal in value to the minimum statutory amount of Payroll Tax to be paid in respect of Grantee's earning Vested Shares. For purposes of this Section 2.e, the value of Vested Shares on the Vesting Date shall be determined based upon the fair market value of such shares, determined exclusively by reference to the closing price as reported by the New York Stock Exchange of shares of the Company's Common Stock on the Vesting Date (of the trading day immediately preceding the Vesting Date if the Vesting Date is not a day on which shares are traded on such exchange).

3.    Reservation of Shares; Forfeiture. The Committee has caused the Company to set aside a sufficient number of shares of Common Stock for issuance to Grantee hereunder, assuming the maximum number of Vested Shares issuable hereunder, based on Performance, will be issued on the relevant Vesting Dates. Any such reserved shares that do not vest in accordance with the terms of this Agreement shall be automatically forfeited and returned to the status of authorized but unissued shares under the Plan. If the status of Grantee as an Employee under the Plan shall terminate for any reason other than as contemplated in clauses a, b, c and d of the definition of “Vesting Date,” the then-unvested portion (if any) of the Award contemplated by this Agreement shall immediately terminate and be forfeited by Grantee without the payment of any consideration by the Company, and neither Grantee nor any of Grantee's successors, heirs, assigns or legal representatives shall thereafter have any further rights or interest in the Award or underlying shares or other benefits so forfeited or any certificates evidencing the same.

4.    Disputes. If a dispute should arise between the Company and Grantee relating to the rights, duties or obligations of Grantee hereunder or under the Plan with respect to the Award granted hereby (or the underlying shares or other benefits), such dispute shall be resolved by the determination of the Committee, acting in good faith, which determination shall be final and binding upon the Company and Grantee, and pending such a determination and the resolution of all such disputes to the reasonable satisfaction of the Committee, (i) all shares potentially issuable, and other benefits and compensation potentially payable, by the Company to Grantee shall remain in the possession of the Company and subject to all of the terms of this Agreement, regardless of any intervening expiration of any Vesting Period, and (ii) any and all dividends payable with respect to any such shares held by the Company shall be received and held by the Company as custodian until all such disputes have been resolved to the reasonable satisfaction of the Committee, at which time the accumulated dividends then held by the Company shall be delivered (without interest thereon) to the person entitled to receive the shares with respect to which such dividends were originally paid.

5.    Restrictions on Resale of Common Stock. In the event that Vested Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, such Vested Shares may not be sold, transferred or assigned by Grantee absent such registration, unless an opinion of counsel satisfactory to the Company shall have been received by the Company to the effect that such sale, transfer or assignment will not be in violation of the Securities Act and the rules and regulations thereunder, or applicable state securities laws. Any certificate issued to Grantee to evidence Vested Shares that are not so registered may bear a legend to the foregoing effect.

6.    Notices. All notices, surrenders and other communications required or allowed to be made or given in connection with the Restricted Stock granted hereunder shall be in writing, shall be effective when received and shall be hand delivered or sent by registered or certified mail (i) if to the Company, to FelCor Lodging Trust Incorporated, 545 E. John Carpenter Frwy., Suite 1300, Irving, Texas 75062, Attention: General Counsel; or (ii) if to the Grantee, to the Grantee at the address set forth beneath Grantee's signature hereto, or to such other address as to which Grantee may have notified the Company pursuant to this Section.

7.    Binding Effect. This Agreement shall bind and, except as specifically provided in the Plan and this Agreement, shall inure to the benefit of, the respective Successors, heirs, legal representatives and assigns of the parties hereto.

8.    Governing Law. This Agreement and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Maryland.

IN WITNESS WHEREOF, the Company and Grantee have executed this Agreement as the ___ day of _______ 20__.

COMPANY:

FELCOR LODGING TRUST INCORPORATED

By:
Name:
Title:

GRANTEE:

Name:

Address:

Target Grant Amount: ____________ shares of Stock